Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

First quarter revenue of $904 million, up 7% year-over-year and up 9% when adjusted for foreign exchange*

Security and Compute revenue represented the majority of total revenue in the first quarter and grew 25% year-over-year and 27% when adjusted for foreign exchange*

Security revenue of $382 million, up 23% year-over-year and up 26% when adjusted for foreign exchange*

Compute revenue of $78 million, up 32% year-over-year and up 35% when adjusted for foreign exchange*

GAAP EPS of $0.73, down 22% year-over-year, and non-GAAP EPS* of $1.39, up 1% year-over-year

CAMBRIDGE, Mass. – May 3, 2022 – Akamai Technologies, Inc. (NASDAQ: AKAM), the world's most trusted solution to power and protect life online, today reported financial results for the first quarter ended March 31, 2022.

“Despite a challenging global environment and the headwinds associated with the strengthening U.S. dollar, Akamai delivered results in line with our Q1 guidance,” said Dr. Tom Leighton, Akamai's Chief Executive Officer. “Q1 results were led by the very strong performance of our Security and Compute product groups, which now make up the majority of our revenue, growing at 25% year-over-year and 27% when adjusted for foreign exchange.* We achieved several notable Guardicore segmentation wins in the quarter, and are enthusiastic about our potential to transform the cloud landscape with our Linode acquisition.”

Akamai delivered the following financial results for the first quarter ended March 31, 2022:

Revenue: Revenue was $904 million, a 7% increase over first quarter 2021 revenue of $843 million and a 9% increase when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue was $382 million, up 23% year-over-year and up 26% when adjusted for foreign exchange*
•Delivery revenue was $444 million, down 6% year-over-year and down 4% when adjusted for foreign exchange*
•Compute revenue was $78 million, up 32% year-over-year and up 35% when adjusted for foreign exchange*

Revenue by geography:

•U.S. revenue was $481 million, up 4% year-over-year
•International revenue was $423 million, up 11% year-over-year and up 16% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $173 million, a 5% decrease from first quarter 2021. GAAP operating margin for the first quarter was 19%, down 3 percentage points from the same period last year.

Non-GAAP income from operations* was $270 million, a 2% increase from first quarter 2021. Non-GAAP operating margin* for the first quarter was 30%, down 1 percentage point compared to the same period last year.

Net income: GAAP net income was $119 million, a 23% decrease from first quarter 2021. Non-GAAP net income* was $225 million, a 1% decrease from first quarter 2021.

EPS: GAAP EPS was $0.73 per diluted share, a 22% decrease from first quarter 2021 and a 17% decrease when adjusted for foreign exchange.* Non-GAAP EPS* was $1.39 per diluted share, a 1% increase from first quarter 2021 and a 4% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $391 million, a 4% increase from first quarter 2021.

Supplemental cash information: Cash from operations for the first quarter of 2022 was $222 million, or 25% of revenue. Cash, cash equivalents and marketable securities was $1.3 billion as of March 31, 2022.

Share repurchases: Akamai spent $103 million in the first quarter of 2022 to repurchase 0.9 million shares of its common stock at an average price of $111.25 per share. The Company had 161 million shares of common stock outstanding as of March 31, 2022.

*    See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 1488119. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 1488119. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai powers and protects life online. Leading companies worldwide choose Akamai to build, deliver, and secure their digital experiences – helping billions of people live, work, and play every day. With the world's most distributed compute platform – from cloud to edge – we make it easy for customers to develop and run applications, while we keep experiences closer to users and threats farther away. Learn more about Akamai's security, compute, and delivery solutions at www.akamai.com, blogs.akamai.com, or follow Akamai Technologies on Twitter and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$377,811	$536,725
Marketable securities	129,058	541,470
Accounts receivable, net	718,793	675,926
Prepaid expenses and other current assets	238,821	166,313
Total current assets	1,464,483	1,920,434
Marketable securities	786,712	1,088,048
Property and equipment, net	1,579,833	1,534,329
Operating lease right-of-use assets	819,880	815,754
Acquired intangible assets, net	512,188	313,225
Goodwill	2,745,882	2,156,254
Deferred income tax assets	265,946	168,342
Other assets	128,855	142,287
Total assets	$8,303,779	$8,138,673
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$122,934	$109,928
Accrued expenses	342,802	411,590
Deferred revenue	139,725	86,517
Revolving credit facility	75,000	—
Operating lease liabilities	183,762	175,683
Other current liabilities	5,042	6,623
Total current liabilities	869,265	790,341
Deferred revenue	30,098	25,342
Deferred income tax liabilities	41,131	40,974
Convertible senior notes	2,281,927	1,976,167
Operating lease liabilities	703,605	707,087
Other liabilities	77,231	68,748
Total liabilities	4,003,257	3,608,659
Total stockholders' equity	4,300,522	4,530,014
Total liabilities and stockholders' equity	$8,303,779	$8,138,673

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in thousands, except per share data)	March 31, 2022	December 31, 2021	March 31, 2021
Revenue	$903,647	$905,358	$842,708
Costs and operating expenses:
Cost of revenue (1) (2)	332,752	325,403	306,687
Research and development (1)	99,935	93,173	82,045
Sales and marketing (1)	122,719	125,205	116,354
General and administrative (1) (2)	153,262	147,749	136,715
Amortization of acquired intangible assets	13,644	12,573	11,427
Restructuring charge	8,016	5,170	7,116
Total costs and operating expenses	730,328	709,273	660,344
Income from operations	173,319	196,085	182,364
Interest and marketable securities (loss) income, net	(211)	3,434	4,578
Interest expense	(2,695)	(18,317)	(17,834)
Other expense, net	(9,565)	(222)	(817)
Income before provision for income taxes	160,848	180,980	168,291
Provision for income taxes	(34,050)	(19,016)	(11,898)
Loss from equity method investment	(7,635)	(1,430)	(698)
Net income	$119,163	$160,534	$155,695

Net income per share:
Basic	$0.74	$0.99	$0.95
Diluted	$0.73	$0.97	$0.94

Shares used in per share calculations:
Basic	160,494	161,757	163,061
Diluted	163,637	164,947	165,688

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in thousands)	March 31, 2022	December 31, 2021	March 31, 2021
Cash flows from operating activities:
Net income	$119,163	$160,534	$155,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	142,595	141,699	131,471
Stock-based compensation	56,227	48,955	54,305
(Benefit) provision for deferred income taxes	(13,579)	(17,459)	1,764
Amortization of debt discount and issuance costs	1,119	16,741	16,257
Loss on investments	16,536	1,430	698
Other non-cash reconciling items, net	12,598	8,378	528
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(39,198)	(8,871)	(15,580)
Prepaid expenses and other current assets	(64,695)	19,133	(35,388)
Accounts payable and accrued expenses	(66,938)	47,786	(72,986)
Deferred revenue	55,394	(11,128)	25,439
Other current liabilities	(1,441)	(2,446)	(716)
Other non-current assets and liabilities	4,670	(17,852)	(11,694)
Net cash provided by operating activities	222,451	386,900	249,793
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(872,099)	(583,187)	(15,638)
Purchases of property and equipment and capitalization of internal-use software development costs	(131,359)	(109,695)	(164,719)
Purchases of short- and long-term marketable securities	—	(320,872)	(90,279)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	691,802	172,457	234,149
Other, net	(5,242)	(2,657)	179
Net cash used in investing activities	(316,898)	(843,954)	(36,308)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	75,000	—	—
Proceeds from the issuance of common stock under stock plans	21,941	12,690	21,410
Employee taxes paid related to net share settlement of stock-based awards	(54,819)	(10,917)	(63,946)
Repurchases of common stock	(102,853)	(270,998)	(58,241)
Other, net	(104)	—	—
Net cash used in financing activities	(60,835)	(269,225)	(100,777)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,462)	(2,148)	(7,151)
Net (decrease) increase in cash, cash equivalents and restricted cash	(156,744)	(728,427)	105,557
Cash, cash equivalents and restricted cash at beginning of period	537,751	1,266,178	353,466
Cash, cash equivalents and restricted cash at end of period	$381,007	$537,751	$459,023

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION (1)

	Three Months Ended
(in thousands)	March 31, 2022	December 31, 2021	March 31, 2021
Security	$381,567	$364,840	$310,219
Delivery	444,148	470,767	473,669
Compute	77,932	69,751	58,820
Total revenue	$903,647	$905,358	$842,708
Revenue growth rates year-over-year:
Security	23%	23%	29%
Delivery	(6)	(5)	(1)
Compute	32	23	25
Total revenue	7%	7%	10%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
Security	26%	25%	27%
Delivery	(4)	(3)	(2)
Compute	35	24	22
Total revenue	9%	8%	8%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended
(in thousands)	March 31, 2022	December 31, 2021	March 31, 2021
U.S.	$481,007	$475,983	$463,180
International	422,640	429,375	379,528
Total revenue	$903,647	$905,358	$842,708
Revenue growth rates year-over-year:
U.S.	4%	2%	8%
International	11	13	13
Total revenue	7%	7%	10%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
U.S.	4%	2%	8%
International	16	16	8
Total revenue	9%	8%	8%

(1) Revenue by solution was previously reported by product group: Security Technology Group and Edge Technology Group. Revenue from security solutions was previously presented as Security Technology Group revenue. Revenue from delivery and compute solutions was previously presented as Edge Technology Group revenue.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended
(in thousands)	March 31, 2022	December 31, 2021	March 31, 2021
General and administrative expenses:
Payroll and related costs	$53,317	$59,015	$56,450
Stock-based compensation	17,436	15,861	16,362
Depreciation and amortization	19,678	19,987	20,909
Facilities-related costs	26,579	25,521	24,347
Provision (benefit) for doubtful accounts	1,288	(223)	(260)
Acquisition-related costs	10,616	11,797	64
Other expenses	24,348	15,791	18,843
Total general and administrative expenses	$153,262	$147,749	$136,715

General and administrative expenses–functional (1):
Global functions	$56,131	$53,605	$55,799
As a percentage of revenue	6%	6%	7%
Infrastructure	85,199	82,565	81,109
As a percentage of revenue	9%	9%	10%
Other	11,932	11,579	(193)
Total general and administrative expenses	$153,262	$147,749	$136,715
As a percentage of revenue	17%	16%	16%

Stock-based compensation:
Cost of revenue	$6,233	$6,435	$7,096
Research and development	20,232	15,315	18,369
Sales and marketing	12,326	11,344	12,478
General and administrative	17,436	15,861	16,362
Total stock-based compensation	$56,227	$48,955	$54,305

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs and provision for doubtful accounts.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended
(in thousands, except end of period statistics)	March 31, 2022	December 31, 2021	March 31, 2021
Depreciation and amortization:
Network-related depreciation	$61,386	$60,748	$51,896
Capitalized internal-use software development amortization	40,650	40,502	39,223
Other depreciation and amortization	19,152	19,399	20,365
Depreciation of property and equipment	121,188	120,649	111,484
Capitalized stock-based compensation amortization (1)	7,648	7,645	7,693
Capitalized interest expense amortization (1)	115	832	867
Amortization of acquired intangible assets	13,644	12,573	11,427
Total depreciation and amortization	$142,595	$141,699	$131,471

Capital expenditures, excluding stock-based compensation and interest expense (2) (3):
Purchases of property and equipment	$63,225	$61,490	$94,998
Capitalized internal-use software development costs	53,190	55,002	55,065
Total capital expenditures, excluding stock-based compensation and interest expense	$116,415	$116,492	$150,063

End of period statistics:
Number of employees	9,180	8,780	8,300

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized as part of the implementation of cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.
(3) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND NET INCOME PER DILUTED SHARE

	Three Months Ended
(in thousands)	March 31, 2022	December 31, 2021	March 31, 2021
Income from operations	$173,319	$196,085	$182,364
GAAP operating margin	19%	22%	22%
Amortization of acquired intangible assets	13,644	12,573	11,427
Stock-based compensation	56,227	48,955	54,305
Amortization of capitalized stock-based compensation and capitalized interest expense	7,947	8,641	8,598
Restructuring charge	8,016	5,170	7,116
Acquisition-related costs	10,943	11,797	64
Operating adjustments	96,777	87,136	81,510
Non-GAAP income from operations	$270,096	$283,221	$263,874
Non-GAAP operating margin	30%	31%	31%

Net income	$119,163	$160,534	$155,695
Operating adjustments (from above)	96,777	87,136	81,510
Amortization of debt discount and issuance costs	1,119	16,741	16,257
Loss on investments	8,901	—	—
Loss from equity method investment	7,635	1,430	698
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(8,800)	(22,790)	(26,346)
Non-GAAP net income	$224,795	$243,051	$227,814

GAAP net income per diluted share	$0.73	$0.97	$0.94
Adjustments to net income:
Amortization of acquired intangible assets	0.08	0.08	0.07
Stock-based compensation	0.34	0.30	0.33
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.05	0.05
Restructuring charge	0.05	0.03	0.04
Acquisition-related costs	0.07	0.07	—
Amortization of debt discount and issuance costs	0.01	0.10	0.10
Loss on investments	0.05	—	—
Loss from equity method investment	0.05	0.01	—
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.05)	(0.14)	(0.16)
Adjustment for shares (1)	0.02	0.02	0.01
Non-GAAP net income per diluted share	$1.39	$1.49	$1.38

Shares used in GAAP per diluted share calculations	163,637	164,947	165,688
Impact of benefit from note hedge transactions (1)	(1,822)	(1,636)	(954)
Shares used in non-GAAP per diluted share calculations (1)	161,815	163,311	164,734

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the periods presented for the benefit of Akamai's note hedge transactions. During the periods presented Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended
(in thousands)	March 31, 2022	December 31, 2021	March 31, 2021
Net income	$119,163	$160,534	$155,695
Net income margin	13%	18%	18%
Interest and marketable securities loss (income), net	211	(3,434)	(4,578)
Provision for income taxes	34,050	19,016	11,898
Depreciation and amortization	121,188	120,649	111,484
Amortization of capitalized stock-based compensation and capitalized interest expense	7,947	8,641	8,598
Amortization of acquired intangible assets	13,644	12,573	11,427
Stock-based compensation	56,227	48,955	54,305
Restructuring charge	8,016	5,170	7,116
Acquisition-related costs	10,943	11,797	64
Interest expense	2,695	18,317	17,834
Loss on investments	8,901	—	—
Loss from equity method investment	7,635	1,430	698
Other expense, net	664	222	817
Adjusted EBITDA	$391,284	$403,870	$375,358
Adjusted EBITDA margin	43%	45%	45%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities, as well as certain additional compensation costs payable to employees acquired from the Linode acquisition if employed for a certain period of time. The additional compensation cost was initiated by and determined by the seller, and is in addition to normal levels of compensation, including retention programs, offered by Akamai. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charges – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In August 2019, Akamai issued $1,150 million of convertible senior notes due 2027 with a coupon interest rate of 0.375%. In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. The imputed interest rates of these convertible senior notes were 3.10% and 4.26%, respectively. This is a result of the debt discounts recorded for the conversion features that, prior to January 1, 2022, were required to be separately accounted for as equity under GAAP, thereby reducing the carrying values of the convertible debt instruments. The debt discounts were amortized as interest expense. On January 1, 2022, Akamai adopted the new guidance for accounting for convertible senior instruments, which eliminated separate accounting for the equity portion, and thus the amortization of the debt discount that was recorded as interest expense. Prior to January 1, 2022, Akamai excluded this non-cash interest expense from its non-GAAP results because it was not representative of ongoing operating performance. After January 1, 2022, this interest expense is no longer included in or excluded from GAAP or non-GAAP results. Additionally, the issuance costs of the convertible senior notes are amortized to interest expense and are also excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Income and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment. Akamai excludes such income and losses because it does not direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; income and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the Company would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2027 and 2025, unless Akamai's weighted average stock price is greater than $116.18 and $95.10, respectively, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; income and losses on equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; impact of macroeconomic trends, including the effects of inflation, increasing interest rates, foreign currency exchange rate fluctuations, and securities market and monetary supply fluctuations; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the war in Ukraine; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including cyber-attacks, data breaches or malware; failure to realize the expected benefits of any of our acquisitions or reorganizations; changes to economic, political and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; impact of the ongoing COVID-19 pandemic; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.